As filed with the Securities and Exchange Commission on August 13, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WINDSTREAM CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	20-0792300
(State of Incorporation)	(I.R.S. Employer Identification No.)

4001 Rodney Parham Road

Little Rock, Arkansas 72212

(Address, including zip code, of registrant’s principal executive offices)

WINDSTREAM 401(k) PLAN

(Full title of the plan)

John P. Fletcher

Executive Vice President, General Counsel and Secretary

Windstream Corporation

4001 Rodney Parham Road

Little Rock, Arkansas 72212

(501) 748-7000

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock, par value $.0001 per share	5,000,000	$11.64	$58,200,000	$4,149.66

(1)	This Registration Statement covers 5,000,000 shares of Common Stock, par value $.0001 per share (“Common Stock”), of Windstream Corporation (the “Company”), offered or to be offered by the Company under the Windstream 401(k) Plan (the “Plan”). This amount represents an increase in the number of shares of Common Stock authorized for issuance under the Plan.
(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate amount of shares of Common Stock that may be offered or sold as a result of any adjustments based on stock splits, stock dividends or similar events provided under the Plan.
(3)	Estimated in accordance with paragraphs (c) and (h) of Rule 457 under the Securities Act, solely for purposes of calculating the registration fee. The fee with respect to the shares registered herein is based on the average of the high and low sale prices of the Company’s Common Stock as reported by the NASDAQ Global Select Market on August 9, 2010.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed to register an additional 5,000,000 shares of Common Stock, $.0001 par value per share (“Common Stock”), of Windstream Corporation (the “Company”), available for issuance under the Windstream 401(k) Plan (the “Plan”).

Windstream Corporation (the “Company”) initially registered 5,000,000 shares of Common Stock and an indeterminate amount of interests for issuance under the Plan on a Form S-8 Registration Statement (File No. 333-135849) (the “Original Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) on July 19, 2006. Pursuant to General Instruction (E) of Form S-8, the contents of the Original Registration Statement are incorporated herein by reference, except that the provisions contained in Part II of the Original Registration Statement are modified as set forth in this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Commission are incorporated herein by reference:

1. The Company’s Annual Report on Form 10-K for the year ended December 31, 2009, filed with the Commission on February 24, 2010;

2. The Plan’s Annual Report on Form 11-K for the year ended December 31, 2009, filed with the Commission on June 22, 2010;

3. The Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2010 and June 30, 2010, filed with the Commission on May 6, 2010 and August 5, 2010, respectively;

4. The Company’s Current Reports on Form 8-K, filed with the Commission on February 19, 2010; June 1, 2010; July 12, 2010 (two reports); and July 21, 2010; and

5. The description of the Company’s Common Stock contained in the Registration Statement on Form 8-A, filed with the Commission on December 8, 2009, pursuant to Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”), as modified by the Company’s Current Report on Form 8-K, filed with the Commission on February 19, 2010, and including any other amendment or report filed with the Commission for the purpose of updating such description.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all of the securities offered hereby have been sold or which deregisters all such securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing such documents.

Item 8.	Exhibits.

The Exhibits to this Registration Statement are listed in the Exhibit Index and are incorporated herein by reference. The Company will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service (“IRS”) in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Little Rock, State of Arkansas, on this 13th day of August, 2010.

WINDSTREAM CORPORATION

By	/S/ JEFFERY R. GARDNER
Jeffery R. Gardner
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Name	Title	Date

/S/ JEFFERY R. GARDNER	President and Chief Executive Officer;
Jeffery R. Gardner	Director (Principal Executive Officer)	August 13, 2010

/S/ ANTHONY W. THOMAS	Chief Financial Officer
Anthony W. Thomas	(Principal Financial Officer)	August 13, 2010

/s/ JOHN C. EICHLER	Controller (Principal Accounting Officer)
John C. Eichler		August 13, 2010

/S/ DENNIS E. FOSTER*	Chairman and Director	August 5, 2010
Dennis E. Foster

/S/ CAROL B. ARMITAGE*	Director	August 5, 2010
Carol B. Armitage

/S/ SAMUEL E. BEALL, III*	Director	August 5, 2010
Samuel E. Beall, III

/S/ FRANCIS X. FRANTZ*	Director	August 5, 2010
Francis X. Frantz

/S/ JEFFREY T. HINSON*	Director	August 5, 2010
Jeffrey T. Hinson

/S/ JUDY K. JONES*	Director	August 5, 2010
Judy K. Jones

/S/ WILLIAM A. MONTGOMERY*	Director	August 5, 2010
William A. Montgomery

/S/ ALAN L. WELLS*	Director	August 5, 2010
Alan L. Wells

*	The undersigned, by signing his name hereto, executes this Registration Statement pursuant to powers of attorney executed by the above-named persons and filed with the Commission as an Exhibit to this Registration Statement.

/s/ JOHN P. FLETCHER
John P. Fletcher
Attorney-in-Fact

August 13, 2010

INDEX TO EXHIBITS

The following exhibits are filed with this Registration Statement:

(4)	INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS

4.1	Amended and Restated Certificate of Incorporation of the Company, incorporated herein by reference to Annex E to Amendment No. 3 to the Company’s Registration Statement on Form S-4, filed with the Commission on May 23, 2006 (File No. 333-132073).

4.2	Amended and Restated Bylaws of the Company, incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed with the Commission on February 19, 2010 (File No. 001-32422).

4.3	Windstream 401(k) Plan, incorporated herein by reference to Exhibit 99.1 to the Company’s Registration Statement on Form S-8, filed with the Commission on July 19, 2006 (File No. 333-135849) (the “Windstream 401(k) Plan”).

*4.4	Amendment No. 1 to the Windstream 401(k) Plan.

*4.5	Amendment No. 2 to the Windstream 401(k) Plan.

*4.6	Amendment No. 3 to the Windstream 401(k) Plan.

*4.7	Amendment No. 4 to the Windstream 401(k) Plan.

*4.8	Amendment No. 5 to the Windstream 401(k) Plan.

*4.9	Amendment No. 6 to the Windstream 401(k) Plan.

*4.10	Amendment No. 7 to the Windstream 401(k) Plan.

*4.11	Amendment No. 8 to the Windstream 401(k) Plan.

*4.12	Amendment No. 9 to the Windstream 401(k) Plan.

*4.13	Amendment No. 10 to the Windstream 401(k) Plan.

*4.14	Amendment No. 11 to the Windstream 401(k) Plan.

*4.15	Amendment No. 12 to the Windstream 401(k) Plan.

*4.16	Amendment No. 13 to the Windstream 401(k) Plan.

*4.17	Amendment No. 14 to the Windstream 401(k) Plan.

(5)	OPINION REGARDING LEGALITY

*5.1	Opinion of John P. Fletcher, General Counsel of the Company.

(23)	CONSENTS OF EXPERTS AND COUNSEL

*23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

*23.2	Consent of FROST, PLLC, Certified Public Accountants.

*23.3	Consent of John P. Fletcher, General Counsel of the Company (contained in his opinion filed as Exhibit 5.1).

(24)	POWERS OF ATTORNEY

*24.1	Powers of Attorney of each person whose signature on this Registration Statement was signed by another pursuant to a power of attorney.

*	Filed Herewith

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